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                                               Contact: Leila L. Kirske,
                                               Vice President
                                               Finance and Administration
                                               BSQUARE Corporation
                                               Tel: 425-519-5900
                                               investorrelations@bsquare.com

FOR RELEASE AT 5:00 PM PDT

BSQUARE CORPORATION RECEIVES NOTICE OF LAWSUIT

BELLEVUE, WA--July 12, 2001--BSQUARE Corporation (Nasdaq: BSQR), a leading provider of software, tools and technology to smart devices (www.bsquare.com), reported today that a lawsuit has been filed in the United States District Court for the Southern District of New York against BSQUARE Corporation, William T. Baxter, the Chairman of the Board of Directors, Chief Executive Officer, and Founder of BSQUARE Corporation, Brian V. Turner, BSQUARE Corporation's President and Chief Operating Officer, and Albert T. Dosser and Peter R. Gregory, BSQUARE Corporation's Founders, and Jeffrey T. Chambers, Scott E. Land and William Larson, BSQUARE Corporation's Directors and Credit Suisse First Boston Corporation. The plaintiffs seek class certification and allege violations of United States federal securities laws in connection with disclosures contained in BSQUARE Corporation's prospectus dated October 19, 1999, for its initial public offering of common stock.

"We believe that the claims against BSQUARE and its current and former executives are unfounded and without merit," said William Baxter, Chairman and CEO of BSQUARE Corporation. "We intend to vigorously defend against the litigation."


About BSQUARE Corporation

BSQUARE (Nasdaq: BSQR) is a dynamic software company working with Fortune 500 companies to enable the age of intelligent computing devices. Specializing in the Microsoft Windows family of operating systems, BSQUARE supplies software products and services for the development and use of PC Companions, Internet appliances, industrial automation devices, Windows-based terminals, and other intelligent computing devices. From development tools to software infrastructures to end-user applications, BSQUARE's touch is on many embedded Windows-based devices available in the market today.

For more information, visit BSQUARE at http://www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All names, product names, and tradenames are trademarks or registered trademarks of their respective holders.

This release contains forward-looking statements relating to our sales that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect,"


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"intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE's actual results include the effect of changing economic conditions, the ability to control costs and expenses, and the course and outcome of litigation are often unpredictable and uncertain. The class action lawsuit filed against BSQUARE, whether or not meritorious, may cause BSQUARE to incur significant expense and divert attention of management and key personnel from business operations and could harm BSQUARE's business. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Quarterly Report on Form 10-Q, in the section entitled "Certain Factors That May Affect Future Results." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.